UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2019

Diplomat Pharmacy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Michigan	001-36677	38-2063100
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

4100 S. Saginaw St.

Flint, Michigan 48507

(Address of Principal Executive Offices)  (Zip Code)

(888) 720-4450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	DPLO	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the appointment of Brian Griffin as the Chairman and Chief Executive Officer of Diplomat Pharmacy, Inc. (the “Company”), in June 2018, Mr. Griffin received a special grant of 374,625 performance-based restricted stock units (“PSUs”), with a targeted value of $7.5 million at the time of Mr. Griffin’s appointment. The PSUs were scheduled to be earned or forfeited based upon continued service and the Company’s performance relative to revenue (40% of the award) and Adjusted EBITDA (60% of the award) budget goals for the 2018 and 2019 performance years, on a combined basis. Under the terms of the award, subject to achievement of the performance goals, Mr. Griffin may earn between 100% to 400% of each award component.

Subsequent to the completion of the 2018 performance year, the Board of Directors of the Company (the “Board”) reviewed the retentive and incentive components of Mr. Griffin’s compensation. Based on that review, on June 19, 2019, for incentive and retentive purposes and in light of Mr. Griffin’s mid-year commencement of employment in 2018, the Board determined to modify Mr. Griffin’s PSU award by: (1) adjusting the performance goals so that attainment will be assessed against actual 2018 performance and projected 2019 performance and (2) including a new performance goal that provides for vesting at the 400% level in the event the Company’s stock price increases by a specified percentage over a specified period of time during the 2019 fiscal year as a result of corporate actions taken during the 2019 performance year.  All other terms of the PSU agreement remain unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diplomat Pharmacy, Inc.

By:	/s/ Daniel Davison
Daniel Davison
Chief Financial Officer

Date: June 21, 2019